                               Exhibit 11

                   PAULA FINANCIAL AND SUBSIDIARIES
        COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                    THREE MONTHS ENDED  NINE MONTHS ENDED
                                       SEPTEMBER 30        SEPTEMBER 30
                                      1996       1997     1996      1997
                                     -------   -------  --------  -------
Net Income                           $  943    $ 1,271  $ 3,006    $3,565
                                     -------   -------  -------   -------
                                     -------   -------  -------   -------

Weighted average shares
 outstanding during the period         1,893     1,902   1,893      1,902
Common stock equivalents - primary     2,156     2,217   2,156      2,217
                                     -------   -------  -------   -------
Common and common stock
 equivalent shares outstanding
 for purpose of calculating
 primary net earnings per share        4,049     4,119   4,049      4,119

Incremental shares to reflect
 full dilution                            56       153      56        153
                                     -------   -------  -------   -------

Total shares for purposes of
 calculating fully diluted
 net earnings per share                4,105     4,272   4,105      4,272
                                     -------   -------  -------   -------
                                     -------   -------  -------   -------

Primary earnings per share           $  0.23   $  0.31  $  0.74   $  0.87
                                     -------   -------  -------   -------
                                     -------   -------  -------   -------

Fully diluted earnings per share     $  0.23   $  0.30  $  0.73     $0.83
                                     -------   -------  -------   -------
                                     -------   -------  -------   -------

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